FIRST BANK OF WEST HARTFORD
                             1013 FARMINGTON AVENUE
                        WEST HARTFORD, CONNECTICUT 06107
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

       The undersigned hereby appoints Robert Rossini and Gerard P. Barrieau, and each of them, with full power of substitution, the proxies of the undersigned to vote all the shares of the Common Stock of First Bank of West Hartford held of record by the undersigned on June 18, 1997 at the Annual Meeting of Shareholders to be held on July 28, 1997 or any adjournment thereof.
       In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.
       This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the shares will be voted "FOR" all nominees for director and will be voted "FOR" Proposals 1, 2, and 3. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement.
                (Please Vote, sign and date on the reverse side)
 ................................................................................
                              Fold and Detach Here
       The Board of Directors recommends that you vote "FOR" items 1, 2, and 3.
       1.   Approval of Reorganization Agreement:
                            For       Against        Abstain
                            / /         / /            / /

       2.   Election of Directors:
       Nominees for election by holders of Common Stock: Dennis T. Cardello, Lewis Cohen, Samuel K. Lavery, Howard J. Siegal and Thomas P. Bilbao.

       FOR all nominees listed above except as marked (to the contrary)

       WITHHOLD AUTHORITY to vote for all nominees listed above
 Instruction: To withhold your vote for any nominee(s) write that nominee's name on the line below.

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       3.   Ratification of the appointment of Snyder & Haller as the Bank's
            Independent Auditors for fiscal 1997.

                            For       Against        Abstain
                            / /         / /            / /


                          I plan to attend the meeting  / /

       Please sign exactly as your name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.

Date: __________________________________ , 1997

                                ___________________________________________
                                Signature


                                -------------------------------------------
                                Signature if held jointly



        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.